Exhibit 10.7.1

EXECUTION

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT dated as of August 12, 2013 (this “Amendment”) among CINEDIGM DC HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), ACCESS DIGITAL MEDIA, INC., a Delaware corporation (“Access”), ACCESS DIGITAL CINEMA PHASE 2, CORP., a Delaware corporation (“Access Phase 2,” and together with Access, the “Guarantors”), the Lenders, and Prospect Capital Corporation, a Maryland corporation (“Prospect”), as Administrative Agent and Collateral Agent. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement (as defined below).

WHEREAS, the Borrower, the Guarantors, the Lenders (including Prospect), and Prospect as Administrative Agent and as Collateral Agent, entered into the Term Loan Agreement dated as of February 28, 2013 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”) and have agreed that the Loan Agreement shall be amended as set forth herein.

NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 Amendments. The Loan Agreement is hereby amended as follows:

(a) Section 1.01 of the Loan Agreement is hereby amended by adding thereto the following defined terms in their proper alphabetical places:

“Alternate Rate” means the sum of the Prime Rate plus the Margin, minus the lesser of (x) one percent (1.00%) and (y) the difference between the Prime Rate and the last available LIBOR Rate.

“Prime Rate” means the prime rate of interest that under current practice is listed as such under the heading “Money Rates” in the Eastern Edition of The Wall Street Journal.

(b) Section 2.05(a)(i) of the Loan Agreement is hereby amended by deleting it in its entirety, and replacing it with the following in lieu thereof:

“(i) the greater of (x) the Fixed Rate and (y) the LIBOR Rate in effect hereunder from time to time, in each case plus the Margin; plus”

(c) Section 2.06(a) of the Loan Agreement is hereby amended by deleting from the final paragraph thereof the words “Fixed Rate”, and replacing them with the words “Alternate Rate” in lieu thereof.

(d) Clause (B) of Section 7.01(c) of the Loan Agreement is hereby amended by inserting at the present end thereof the following proviso:

“; except that, for the Fiscal Year ended March 31, 2013, such Consolidated Financial Statements, to be furnished not later than September 1, 2013 or such other date acceptable to the Administrative Agent in its sole discretion, shall consist only of (1) the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year, prepared in accordance with GAAP, together with a certification by the Accountants that (i) such Consolidated balance sheet fairly presents in all material respects the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification and (ii) in the course of the regular audit of the businesses of the Borrower and its Subsidiaries, which audit was conducted in accordance with the standards of the United States’ Public Company Accounting Oversight Board (or any successor entity), such Accountants have obtained no knowledge that a financial related Default has occurred and is continuing or, if in the opinion of the Accountants such a Default has occurred and is continuing, a statement as to the nature thereof (which certification with respect to clause (ii) may be limited or omitted to the extent required by accounting rules or guidelines) and (2) the Consolidated unaudited statements of income and cash flow of the Borrower and its Subsidiaries for the period beginning March 1, 2013 and ending March 31, 2013, in each case certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the results of operations and cash flow of the Borrower and its Subsidiaries as at the dates indicated and for the period indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).”

(e) Section 7.13(a) of the Loan Agreement is hereby amended by inserting in the first sentence thereof the phrase “or by such later date as determined by the Administrative Agent in its sole discretion” after the phrase “Closing Date”.

(f) Section 7.16(b)(i) of the Loan Agreement is hereby amended by deleting the second to last sentence thereof in its entirety, and replacing it with the following in lieu thereof:

“No more than thirty (30) days after the Closing Date or by such later date as determined by the Administrative Agent in its sole discretion, the Borrower shall enter into an Account Control Agreement with the applicable Deposit Bank and the Collateral Agent which provides for the Collateral Agent’s exclusive control over all cash collections and deposits received in the Borrower Collection Account upon delivery to the Deposit Bank of a Notice of Exclusive Control.”

(g) Section 7.16(b)(ii) of the Loan Agreement is hereby amended by deleting the fourth to last sentence thereof in its entirety, and replacing it with the following in lieu thereof:

“No more than thirty (30) days after the Closing Date or by such later date as determined by the Administrative Agent in its sole discretion, the Borrower shall enter into an Account Control Agreement with the applicable Deposit Bank and the Collateral Agent which provides for the Collateral Agent’s exclusive control over all cash collections and deposits received in the Borrower Operating Account upon delivery to the Deposit Bank of a Notice of Exclusive Control.”

(h) Section 7.16(c) of the Loan Agreement is hereby amended by inserting in the second sentence thereof the phrase “or by such later date as determined by the Administrative Agent in its sole discretion” after the phrase “Closing Date”.

SECTION 2 Limitation of Amendments. The amendments contained in Section 1 hereof are each effective only for the express purposes set forth therein, shall be limited precisely as written, shall not be deemed to be a waiver, amendment or other modification of any other term or condition of the Loan Agreement or any other Loan Document, and shall not prejudice any right or remedy which any Agent or any Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document.

SECTION 3 Loan Agreement in Full Force and Effect. Except as otherwise expressly provided in this Amendment, the Loan Agreement and the other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed in all respects. From and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Loan Agreement in any other Loan Document shall mean and be a reference to the Loan Agreement to the extent modified by this Amendment.

SECTION 4 Representations and Warranties. The Borrower and each of the Guarantors hereby represents and warrants to the Agents and the Lenders as follows: (i) each such Person is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance of this Amendment by each such Person are within such Person’s corporate, company or similar powers, have been duly authorized by all necessary corporate or similar action, and do not (w) contravene its Constituent Documents, (x) violate any Applicable Law, (y) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation other than those that would not, in the aggregate, have a Material Adverse Effect, or (z) require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person; (iii) this Amendment has been duly executed and delivered by such Person; and (iv) this Amendment constitutes such Person’s legal, valid and binding obligation, enforceable against such Person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and the effects of general principles of equity.

SECTION 5 Reaffirmations.

(a) The Borrower hereby (i) agrees that, except as expressly provided herein, this Amendment shall not limit or diminish the obligations of the Borrower under the Loan Agreement or any other Loan Document, (ii) reaffirms its obligations under the Loan Agreement (as expressly modified hereby) and each of the Loan Documents to which it is a party, (iii) agrees that the Loan Agreement (as expressly modified hereby) and each such Loan Document (including, without limitation, the Security Agreement) remains in full force and effect and is hereby ratified and confirmed, and (iv) acknowledges and agrees that as of the date hereof it has no defense, offset, counterclaim, cross-claim, or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Borrower’s liability to repay the Obligations or to seek affirmative relief or damages of any kind or nature from any Secured Party.

(b) Each Guarantor (i) reaffirms its obligations under the Security Agreement and each of the other Loan Documents to which it is a party, (ii) acknowledges and agrees that the Security Agreement and each of the other Loan Documents to which it is a party is, and shall continue to be, in full force and effect, (iii) acknowledges and agrees that all sums previously and now or hereafter advanced for, or on behalf, of the Borrower under the Loan Agreement shall constitute part of the Obligations guaranteed by the Guarantors in the Security Agreement, and (iv) acknowledges and agrees that as of the date hereof it has no defense, offset, counterclaim, cross-claim, or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Obligations guaranteed by the Guarantors in the Security Agreement or to seek affirmative relief or damages of any kind or nature from any Secured Party.

SECTION 6 Miscellaneous.

(a) This Amendment may be executed in any number of counterparts (including by facsimile or other electronic means of transmission), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not affect the meaning or construction of any of the provisions hereof or thereof.

(c) This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Loan Agreement with respect to Loan Documents generally. This Amendment shall be considered a “Loan Document” for all purposes under the Loan Agreement and the other Loan Documents.

(d) This Amendment, the Loan Agreement and the other Loan Documents constitute the final, entire agreement and understanding among the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(e) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN SECTION 11.13 OF THE LOAN AGREEMENT. ARTICLE XII OF THE LOAN AGREEMENT IS HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AMENDMENT MUTADIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

(f) This Amendment shall be binding upon the parties hereto and their respective successors and assigns. Neither the Borrower nor the Guarantors may assign, delegate or transfer this Amendment or any of their respective rights or obligations hereunder. No rights are intended to be created under this Amendment for the benefit of any third party.

[signatures begin on next page]

IN WITNESS WHEREOF, each of the parties has duly executed this Amendment as of the day and year first above written.

BORROWER:

CINEDIGM DC HOLDINGS, LLC

By	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President

GUARANTORS:

ACCESS DIGITAL MEDIA, INC.

By	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President

ACCESS DIGITAL CINEMA PHASE 2, CORP.

By	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

PROSPECT CAPITAL CORPORATION

By	/s/ M. Grier Eliasek
Name:	M. Grier Eliasek
Title:	President and Chief Operating Officer

LENDER:

PROSPECT CAPITAL CORPORATION

By	/s/ M. Grier Eliasek
Name:	M. Grier Eliasek
Title:	President and Chief Operating Officer

Acknowledgement of the Parent:

By signing below, CINEDIGM DIGITAL CINEMA CORP., a Delaware corporation, (i) reaffirms its obligations under the Limited Recourse Guaranty and each of the other Loan Documents to which it is a party, (ii) acknowledges and agrees that the Limited Recourse Guaranty and each of the other Loan Documents to which it is a party is, and shall continue to be, in full force and effect, (iii) acknowledges and agrees that all sums previously and now or hereafter advanced for, or on behalf, of the Borrower under the Loan Agreement shall constitute part of the Obligations guaranteed in the Limited Recourse Guaranty, and (iv) acknowledges and agrees that as of the date hereof it has no defense, offset, counterclaim, cross-claim, or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Obligations guaranteed by it in the Security Agreement or to seek affirmative relief or damages of any kind or nature from any Secured Party.

CINEDIGM DIGITAL CINEMA CORP.

By	/s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: SVP-General Counsel